As filed with the Securities and Exchange Commission on December
12, 1997
Registration No. 33-_______


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CELADON GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)


Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-3276138
(I.R.S. Employer Identification Number)

9503 East 33rd Street,
One Celadon Drive
Indianapolis, Indiana  46236-4207
(317) 972-7000
(Address of Principal Executive Offices)

Celadon Group, Inc. Non-Employee Director Stock Option Plan
(Full Title of the Plan)

Don S. Snyder
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana  46236-4207
(Name and Address of Agent For Service)
(317) 972-7033
(Telephone Number, Including Area Code, of Agent For Service)
_________________________________

Copies of all communications to:
Arnold S. Jacobs, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York  10036
(212) 969-3000
_________________________________





CALCULATION OF REGISTRATION FEE

                          Proposed     Proposed
Title of      Amount      maximum      maximum         Amount
securities    to be       offering     aggregate       of
to be         registered  price per    offering        Registration
registered    (1)         share (2)    price(2)        Fee(2)

Common        100,000     $15.625     $1,562,500   $460.94
Stock par     shares
value $.033
per share



(1) The maximum number of shares as to which awards may be granted under the Celadon Group, Inc. Non-Employee Director Stock Option
Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on December 10, 1997.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange
Commission by Celadon Group, Inc., a Delaware corporation (the
"Corporation" or the "Registrant"), are incorporated herein by reference:

(1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended June 30, 1997 and the Corporation's Quarterly
Report filed on Form 10-Q for the quarter ended September 30, 1997.

(2) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(3)  The description of the Corporation's Common Stock, par value
$.033 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.


Item 4.  Description of Securities.

Not applicable.


Item 5.  Interest of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Section IV.C. of the Plan provides that, to the maximum extent permitted by applicable law, no officer or former officer of the Corporation or member or former member of the Corporation's board of directors (the "Board") or of the committee (the "Committee") of the Board that administers the Plan will be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. Section IV.C. further provides that, to the maximum extent permitted by applicable law and the certificate of incorporation and bylaws of the Corporation and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board will be indemnified and held harmless by the Corporation against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's or former officer's or member's or former member's own fraud or bad faith. Such indemnification will be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the certificate of incorporation or bylaws of the Corporation.

Pursuant to Section 145 of the Delaware General Corporation Law, the Corporation's certificate of incorporation provides that the Corporation will, to the full extent permitted by law, indemnify all directors, officers, incorporators, employees or agents of the Corporation against liability for certain of their acts. The Corporation's certificate of incorporation provides that, with a number of exceptions, no director of the Corporation will be liable to the Corporation for damages for breach of his fiduciary duty as a director.

Article TENTH of the Corporation's certificate of incorporation provides that the Corporation will, to the full extent permitted by law or to the full extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater, indemnify all directors, officers, incorporators, employees, or agents of the Corporation. Article ELEVENTH of the Corporation's certificate of incorporation provides that no director of the Corporation shall be liable to the Corporation for breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (iii) for the unlawful payment of dividends on or redemption of the Corporation's capital stock or (iv) for any transaction from which the director derives an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration
Statement on Form S-1 (Registration No. 33-72128))

4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1 (Registration No. 33-72128))

4.3 Non-Employee Director Stock Option Plan of the Registrant, incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, dated October 17, 1997

5    Opinion of Proskauer Rose LLP

23.1 Consent of Ernst & Young LLP

23.2 Consent of Proskauer Rose LLP (included in Exhibit 5)

24   Powers of Attorney (included on the Signature Page)


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on December 12, 1997.

CELADON GROUP, INC.

By:       /s/ Stephen Russell
Name:     Stephen Russell
Title:    President and Chief
          Executive Officer


POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen Russell and Don S. Snyder, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celadon Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's Non-Employee Director Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature           Title                    Date




Signature                Title                    Date




/s/ Stephen Russell      Chairman of the     December 12, 1997
Stephen Russell          Board
                         President and Chief
                         Executive Officer



/s/ Don S. Snyder        Executive Vice      December 12, 1997
Don S. Snyder            President/Chief
                         Financial Officer
                         (Principal Financial
                         Officer)



/s/ Paul A. Will         Vice President,     December 12, 1997
Paul A. Will             Secretary and
                         Controller
                         (Principal Accounting
                         Officer)


/s/ Paul A. Biddelman    Director            December 12, 1997
Paul A. Biddelman



/s/ Michael Miller       Director            December 12, 1997
Michael Miller



/s/ Joel E. Smilow       Director            December 12, 1997
Joel E. Smilow



/s/ Kilin To             Director            December 12, 1997
Kilin To

Exhibit 5


December 11, 1997


Board of Directors of Celadon Group, Inc.
One Celadon Drive
Indianapolis, Indiana  46236-4207

Dear Sirs:

We are acting as counsel to Celadon Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 100,000 shares (the "Shares") of Common Stock, par value $.033 per share, of the Company. The Shares may be issued by the Company pursuant to the Company's Non-Employee Director Stock Option Plan (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ PROSKAUER ROSE LLP




Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Celadon Group, Inc. Non-Employee Director Stock Option Plan of our report dated August 26, 1997, with respect to the consolidated financial statements and schedule of Celadon Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Indianapolis, Indiana
December 12, 1997